Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Company’s assumption of the Tenyx, Inc. 2021 Equity Incentive Plan (the “Plan”) and outstanding awards thereunder of our reports dated March 6, 2024, with respect to the consolidated financial statements of Salesforce, Inc. and the effectiveness of internal control over financial reporting of Salesforce, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2024, filed with the Securities and Exchange Commission.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of Salesforce, Inc. for the registration of 24,420 shares of its common stock and to the incorporation by reference therein of our reports dated March 6, 2024, with respect to the consolidated financial statements of Salesforce, Inc., and the effectiveness of internal control over financial reporting of Salesforce, Inc., included in its Annual Report (Form 10-K) for the year ended January 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
October 4, 2024